EXHIBIT 99.1

ENSCO INTERNATIONAL INCORPORATED

Contract Status of Offshore Rig Fleet

As of April 16, 2002

		Water	Customers/			Estimated Availability &
Rig Name	Design	Depth	Status	Day Rate	Location	Comments

Gulf of Mexico
Jackups
ENSCO 55	F&G 780 MOD II	300	Newfield	High teens	Ship Shoal	May 02
ENSCO 60	Levingston 111-C	300	LLOG Expl.	High teens	Brazos	Jun. 02
ENSCO 64	MLT 53	350	El Paso	Mid 30's	E. Cameron	Jul. 02
ENSCO 67	MLT 84 Class	400	Hunt Oil	High teens	W. Cameron	Jun. 02
ENSCO 68	MLT 84 Class	350	LLOG Expl.	High teens	Grand Isle	May 02
ENSCO 69	MLT 84 Class	400	Walter Oil	High teens	S. Timbalier	May 02
ENSCO 81	MLT 116-C	350	ExxonMobil	Low 20's	W. Delta	May 02
ENSCO 82	MLT 116-C	300	BP	Mid 20's	Mat. Island	Jul. 02
ENSCO 83	MLT 82 SD-C	250	AEDC	High teens	Vermilion	Jun. 02
ENSCO 84	MLT 82 SD-C	250	LLOG Expl.	High teens	Main Pass	May 02
ENSCO 86	MLT 82 SD-C	250	ExxonMobil	High teens	N. Central Gulf	Month to month
ENSCO 87	MLT 116-C	350	Unocal	Low 30's	S. Marsh Island	Nov. 02, market rates
ENSCO 88	MLT 82 SD-C	250	Dominion	High teens	W. Cameron	May 02
ENSCO 89	MLT 82 SD-C	250	ExxonMobil	High teens	S. Timbalier	Month to month
ENSCO 90	MLT 82 SD-C	250	Dunhill	High teens	E. Cameron	Jul. 02
ENSCO 93	MLT 82 SD-C	250	Amerada Hess	High teens	Matagorda Island	Jul. 02, next to shipyard , mid May - Jul.
ENSCO 95	Hitachi C-250	250	ChevronTexaco	Low 20's	S. Timbalier	Well to well
ENSCO 98	MLT 82 SD-C	250	LLOG Expl.	High teens	E. Cameron	May 02
ENSCO 99	MLT 82 SD-C	250	ExxonMobil	High teens	Mobile Bay	Month to month

Semisubmersible
ENSCO 7500	Semisubmersible	8000	Burlington	Low 180's	Miss. Canyon	Feb. 04, assigned from Burlington to TotalFinaElf

Platform Rigs
ENSCO 23	2000 HP API		Available			Apr. 02
ENSCO 24	2000 HP API		Available			Apr. 02
ENSCO 25	3000 HP API		ChevronTexaco	Low 20's	Viosca Knoll	Jun. 02
ENSCO 26	3000 HP API		ExxonMobil	$3,000-$5,000	Alaminos Canyon	Long term standby
ENSCO 29	3000 HP API		W&T Offshore	Mid 20's	Eugene Island	Aug. 02

North Sea
ENSCO 70	Hitachi K1032N	250	DONG	Mid 70's	Denmark	Oct. 02; two month regulatory inspection starting Jun. 02
ENSCO 71	Hitachi K1032N	225	Maersk	Low 70's	Denmark	Sep. 02
ENSCO 72	Hitachi K1025N	225	Conoco	Low 80's	UK	Oct. 03
ENSCO 80	MLT-116-CE	225	Available			Apr. 02
ENSCO 85	MLT-116-C	225	Shipyard			Next to HRL, low 80's, Jun. 02 - Sep. 02
ENSCO 92	MLT-116-C	225	Conoco	Mid 80's	UK	Jan. 03, market rates
ENSCO 100	MLT-150-88	325	Maersk	Low 50's	Denmark	Jul. 02, accommodation mode
ENSCO 101	KFELS MOD V	400	DONG	High 90's	Denmark	Subject to market rates; options to Apr. 04

Asia Pacific
ENSCO 50	F&G 780 Mod II	300	BP	Mid 60's	Indonesia	May 02, next to Chevron Thailand, low 50's, early May 02 - early Nov. 02
ENSCO 51	F&G 780 Mod II	300	Shipyard			Q4. 02
ENSCO 52	F&G 780 Mod II	300	Petronas	Mid 50's	Malaysia	Feb. 03
ENSCO 53	F&G 780 Mod II	300	Unocal	High 50's	Thailand	Sep. 02, rate change to mid 50's Jun. 02
ENSCO 54	F&G 780 Mod II	300	Shipyard			Jun. 02
ENSCO 56	F&G 780 Mod II	300	Apache Energy	High 60's	Australia	Jan. 03, three month regulatory inspection starting May 02
ENSCO 57	F&G 780 Mod II	300	Unocal	Low 50's	Thailand	Jan. 03
ENSCO 94	Hitachi C-250	250	Ras Laffan	Mid 50's	Qatar	Jul. 03
ENSCO 96	Hitachi C-250	250	Occidental Petroleum	High 50's	Qatar	Dec. 02
ENSCO 97	MLT 82-SD-C	250	Maersk	High 40's	Qatar	Aug. 03, rate increase to low 50's, Aug. 02 - Aug. 03

South America
ENSCO I	Barge Rig		Available		Lake Maracaibo
ENSCO II	Barge Rig		ChevronTexaco	Mid 40's	Lake Maracaibo	May 04; assigned to Shell until Jun. 02
ENSCO III	Barge Rig		Available		Lake Maracaibo
ENSCO XI	Barge Rig		Available		Lake Maracaibo
ENSCO XII	Barge Rig		Available		Trinidad & Tobago
ENSCO XIV	Barge Rig		Stacked		Lake Maracaibo
ENSCO XV	Barge Rig		Stacked		Lake Maracaibo